 Exhibit(J)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2024, relating to the financial statements and financial highlights of ERShares Private-Public Crossover ETF (formerly known as ERShares Entrepreneurs ETF), a series of EntrepreneurShares Series Trust, for the year ended June 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” and in the Statement of Additional Information.

/S/Cohen & Company, Ltd

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 25, 2024

1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2024, relating to the financial statements and financial highlights of ERShares Global Entrepreneurs, a series of EntrepreneurShares Series Trust, for the year ended June 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/S/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 25, 2024

2